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                                   EXHIBIT 21
                         SUBSIDIARIES OF ALLERGAN, INC.
                             A DELAWARE CORPORATION

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                                                                  PLACE OF INCORPORATION
 NAME OF SUBSIDIARY                                               OR ORGANIZATION
 ------------------                                               ----------------------
 Allergan S.A.I.C. y F.                                           Argentina
 ALLERGAN-LOA S.A.                                                Argentina
 Cosmo S.A.                                                       Argentina
 Lorsen S.A.                                                      Argentina
 Allergan Australia Pty. Ltd.                                     Australia
 Allergan Holdings Pty. Ltd.                                      Australia
 Amawind Pty. Limited                                             Australia
 Allergan Warenvertriebsgesellschaft MbH                          Austria
 Allergan NV/SA                                                   Belgium
 Optical Micro Systems Europe N.V.                                Belgium
 Allergan-Lok Produtos Farmaceuticos Ltda.                        Brazil
 Allergan Inc.                                                    Canada
 Allergan Laboratorios Limitada                                   Chile
 Allergan de Colombia S.A.                                        Colombia
 Allergan ApS                                                     Denmark
 Allergan France S.A.                                             France
 Allergan Sophia S.A.                                             France
 Pharm-Allergan GmbH                                              Germany
 Allergan Optical GmbH                                            Germany
 Allergan Asia Limited                                            Hong Kong
 Allergan Botox Limited                                           Ireland
 Allergan Ireland (Sales) Limited                                 Ireland
 CrownPharma Limited                                              Ireland
 Allergan S.p.A.                                                  Italy
 Allergan K.K.                                                    Japan
 Allergan Hydron K.K.                                             Japan
 Allergan Afrasia Limited                                         Malta
 Allergan S.A. de C.V.                                            Mexico
 Laboratoires Allergan Dulcis S.A.M.                              Monaco
 Pharmac, S.A.M.                                                  Monaco
 Allergan BV                                                      Netherlands
 Allergan New Zealand Limited                                     New Zealand
 Allergan A/S                                                     Norway
 Allergan Pakistan (Private) Limited                              Pakistan
 Allergan Inter America, S.A.                                     Panama
 Allergan Pharmaceuticals (Ireland) Ltd., Inc.                    Panama
 Allergan Pte., Ltd.                                              Singapore
 Allergan South Africa (Pty.) Ltd.                                South Africa
 Allergan Pharmaceuticals (Pty.) Ltd.                             South Africa
 Allergan S.A.E.                                                  Spain
 Corlens S.A.                                                     Spain
 Allergan Norden AB                                               Sweden
 Allergan AG                                                      Switzerland
 Allergan Optik Mamulleri Ve Ticaret Limited Sirketi              Turkey
 Allergan Limited                                                 United Kingdom
 Allergan Holdings Limited                                        United Kingdom
 Allergan Farnborough Limited                                     United Kingdom
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
Allergan Research Centre Ltd.                                     United Kingdom
AMO Puerto Rico, Inc.                                             United States/CA
Allergan Medical Optics                                           United States/CA
Herbert Laboratories                                              United States/CA
Allergan America, Inc.                                            United States/DE
Allergan Optical Inc.                                             United States/DE
Allergan Puerto Rico, Inc.                                        United States/DE
Allergan Retinoid Corporation                                     United States/DE
Pacific Pharma Inc.                                               United States/DE
Allergan Holdings, Inc.                                           United States/DE
AMO Holdings, Inc.                                                United States/DE
Optical Micro Systems, Inc.                                       United States/DE
Allergan International Limited                                    U.S. Virgin Islands
Allergan de Venezuela, S.A.                                       Venezuela
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